UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)        December 15, 2004

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Brandywine Parkway West Chester, Pennsylvania		19380
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 15, 2004, the Stock Option and Compensation Committee of the Board of Directors of the Registrant approved an amendment to the form of Restricted Stock Grant Term Sheet (the “Form of Grant”) used for grants made to employees of the Company (“Grantees”) under the Cephalon, Inc. 2004 Equity Compensation Plan.  The primary changes to the Form of Grant from the form filed as Exhibit 10.3(b) of the Registrant’s Form 10-Q for the quarterly period ended September 30, 2004 are as follows:  (1) An employee who changes status to a consultant or non-employee director will continue to vest in his or her shares; (2) Restricted shares will automatically be forfeited if the Grantee’s employment terminates for any reason other than death.  In the event of the Grantee’s death, the shares will immediately become fully vested; and (3) Grantees are required to pay to the Company, in shares or cash, any federal, state, local, or other taxes that the Company is required to withhold as a result of the grant or vesting of shares.  In addition, shares may be withheld only up to an amount that does not exceed the Grantee’s minimum applicable withholding tax for federal (including FICA), state and local tax liabilities.

Item 9.01               Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired.

None

(b)                                 Pro forma Financial Information.

None

(c)                                  Exhibits.

Exhibit No.	Description of Document
99.1	Cephalon, Inc. 2004 Equity Compensation Plan – Form of Employee Restricted Stock Grant Term Sheet, effective December 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: December 17, 2004	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Cephalon, Inc. 2004 Equity Compensation Plan – Form of Employee Restricted Stock Grant Term Sheet, effective December 15, 2004